Independent Auditors' Consent


To the Board of Directors and Shareholders
Lexington Strategic Silver Fund, Inc.

We consent to the use of our report dated August 3, 1998 included in this Registration Statement on Form N-1A of the Lexington Strategic Silver Fund, Inc. dated October 28, 1998 and to the references to our firm under the headings "Financial Highlights" and "Counsel of Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                       /s/ KPMG Peat Marwick LLP
                                         KPMG Peat Marwick LLP


New York, New York
October 27, 1998